Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,777,688
Unrealized Gain (Loss) on Market Value of Futures	(3,008,797)
Dividend Income	2,183
Interest Income	5,676
Total Income (Loss)	$(1,223,250)

Expenses
Sponsor Management Fees	$5,633
Brokerage Commissions	2,597
Total Expenses	$8,230
Net Income (Loss)	$(1,231,480)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$7,785,476
Net Income (Loss)	(1,231,480)

Net Asset Value End of Month	$6,553,996
Net Asset Value Per Share (100,040 Shares)	$65.51

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(193,440)
Unrealized Gain (Loss) on Market Value of Futures	283,390
Dividend Income	217
Interest Income	800
Total Income (Loss)	$90,967

Expenses
Sponsor Management Fees	$648
Brokerage Commissions	303
Total Expenses	$951
Net Income (Loss)	$90,016

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$736,924
Net Income (Loss)	90,016

Net Asset Value End of Month	$826,940
Net Asset Value Per Share (150,040 Shares)	$5.51

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,584,248
Unrealized Gain (Loss) on Market Value of Futures	(2,725,407)
Dividend Income	2,400
Interest Income	6,476
Total Income (Loss)	$(1,132,283)

Expenses
Sponsor Management Fees	$6,281
Brokerage Commissions	2,900
Total Expenses	$9,181
Net Income (Loss)	$(1,141,464)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$8,522,400
Net Income (Loss)	(1,141,464)

Net Asset Value End of Month	$7,380,936

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612